AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1998
                                                      REGISTRATION NO. 333-46129
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-4 REGISTRATION STATEMENT
                                       ON
                                    FORM S-8*
                        UNDER THE SECURITIES ACT OF 1933


                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

    OKLAHOMA                                                   73-1395733
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                            6100 NORTH WESTERN AVENUE
                          OKLAHOMA CITY, OKLAHOMA 73118
                                 (405) 848-8000
               (Address, including zip code and telephone number,
        including area code, of registrant's Principal Executive Offices)


                        REPLACEMENT OPTION AGREEMENTS **
                                   PURSUANT TO
               HUGOTON ENERGY CORPORATION 1993 STOCK OPTION PLAN,
        HUGOTON ENERGY CORPORATION AMENDED AND RESTATED 1993 NONEMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN,
                W. MARK WOMBLE INCENTIVE STOCK OPTION AGREEMENT,
             JOHN T. MCNABB, II NONSTATUTORY STOCK OPTION AGREEMENT,
              DAVID S. ELKOURI NONSTATUTORY STOCK OPTION AGREEMENT,
     HUGOTON ENERGY CORPORATION AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                            (Full title of the plans)

                               AUBREY K. MCCLENDON
                            6100 NORTH WESTERN AVENUE
                          OKLAHOMA CITY, OKLAHOMA 73118
                                 (405) 848-8000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                 ----------------------------------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                                     PROPOSED          PROPOSED
                                                                     AMOUNT           MAXIMUM          MAXIMUM         AMOUNT OF
                                                                      TO BE       OFFERING PRICE      AGGREGATE       REGISTRATION
              TITLE OF SECURITIES TO BE REGISTERED               REGISTERED(1)       PER SHARE      OFFERING PRICE        FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(2)                          1,159,768          $(2)              $(2)             $(2)

====================================================================================================================================
(1)  Consisting of, on an as converted basis, 1,159,768 shares of common stock par value $0.01 per share, of the Registrant reserved for issuance under the Replacement Option Agreements described herein under "Explanatory Notes." On March 10, 1998, all options
     ("Hugoton Options") issued and outstanding under the employee benefit plans of Hugoton Energy Corporation ("Hugoton"), a wholly owned subsidiary of the Registrant, listed above became immediately vested and exercisable and were assumed by the Registrant and the right to receive one share of common stock of Hugoton upon exercise of the Hugoton Options was converted into the right to receive 1.3 shares of Common Stock of the Registrant. In addition, the number of shares of Common Stock of the Registrant registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)  All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registrant's registration statement on Form S-4 (File No. 333-46129) on February 11, 1998.
(*)  Filed as a post-effective amendment on Form S-8 to such Form S-4 registration statement. See "Explanatory Notes."
(**) As further described herein under "Explanatory Notes."

====================================================================================================================================

                                EXPLANATORY NOTES


     Chesapeake Energy Corporation (the "Company" or the "Registrant") hereby amends its registration statement on Form S-4 (File No. 333-46129) (the "Form S-4") by filing this Post-effective Amendment No. 1 on Form S-8 ("Post-effective Amendment No. 1") relating to up to 1,159,768 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") issuable upon exercise of the options granted pursuant to the Replacement Option Agreements. All shares of Common Stock issuable upon exercise of the options granted pursuant to the Replacement Option Agreements covered by this Post-Effective Amendment No. 1 were previously included in the Form S-4.

     On March 10, 1998 (the "Effective Time"), pursuant to the Agreement and Plan of Merger, dated as of November 12, 1997, as amended by Amendment No. 1 thereto dated as of February 9, 1998 (collectively, the "Merger Agreement"), by and among the Company, Chesapeake Acquisition Corp. ("Merger Sub"), an indirect wholly owned subsidiary of the Company, and Hugoton Energy Corporation ("Hugoton"), Merger Sub merged with and into Hugoton, whereby Hugoton became an indirect wholly owned subsidiary of the Company (the "Merger"). Pursuant to the Merger Agreement, each unexpired and unexercised outstanding option (each a "Hugoton Option") to purchase one share of common stock, no par value, of Hugoton ("Hugoton Common Stock") became immediately vested and exercisable and was automatically converted into an option ("Replacement Option") to purchase
1.3 shares of Common Stock at the current exercise price per share of Hugoton Common Stock divided by 1.3. Each Replacement Option is otherwise subject to all of the other terms of the Hugoton Options to which it relates.

     As of the Effective Time, the Replacement Options granted pursuant to the Replacement Option Agreements covered by this Post-effective Amendment No. 1 substitute all of the Hugoton Options granted and outstanding pursuant to the Hugoton Energy Corporation 1993 Stock Option Plan, the Hugoton Energy Corporation Amended and Restated 1993 Nonemployee Directors' Stock Option Plan, the Hugoton Energy Corporation Amended and Restated 1995 Stock Option Plan, the
W. Mark Womble Incentive Stock Option Agreement, the John T. McNabb, II Nonstatutory Stock Option Agreement and the David S. Elkouri Nonstatutory Stock Option Agreement (collectively, the "Hugoton Plans").

     Listed below are the former Hugoton directors and employees who were granted Replacement Options covered by this Post-Effective Amendment No. 1, the number of shares of Common Stock issuable pursuant to such Replacement Options, the respective exercise prices, and the Hugoton Plans pursuant to which such options were originally granted.


NAME                         NUMBER OF SHARES
                              OF COMMON STOCK      EXERCISE PRICE        PLAN
Floyd Wilson                        81,250            $5.26               3
                                    97,500            $6.15               3
                                   146,250            $7.00               3

Mark Womble                         19,500            $5.26               2
                                    16,250            $5.26               6
                                    29,250            $6.15               3
                                    19,500            $7.00               3
                                    19,500            $5.92               2
                                    32,500            $6.54               2

Jimmy Gowens                        32,500            $5.26               2
                                     4,875            $5.26               6
                                    26,975            $0.08               2
                                    14,625            $6.15               3
                                    32,500            $5.92               2
                                     6,500            $6.54               3





NAME                          NUMBER OF SHARES
                               OF COMMON STOCK    EXERCISE PRICE        PLAN

Earl Ringeisen                      32,500            $5.26               2
                                     3,250            $5.26               6
                                    41,600            $0.08               2
                                     9,750            $6.15               3
                                    32,500            $5.92               2

John McNabb                          6,500            $5.72               5
                                    65,000            $7.69               4
                                     6,500            $9.42               1

David Elkouri                        6,500            $5.72               5
                                    32,500            $7.69               4
                                     6,500            $9.42               1
                                     6,500            $7.93               5

Alan Andreini                        6,500            $5.72               5
                                    13,000            $6.83               5
                                     6,500            $7.93               5

William Macaulay                     6,500            $5.72               5
                                     6,500            $7.93               5

Jonathan Linker                      6,500            $5.72               5
                                     6,500            $7.93               5

Dallas Dobbs                         9,750            $5.26               2
                                     4,875            $5.26               6
                                    14,625            $6.15               3
                                     9,750            $5.92               2

Shane Bayless                        3,250            $6.15
                                     9,750            $6.54               2

Randy Click                          6,500            $5.26               2
                                     6,500            $6.15               3
                                     6,500            $6.35               3
                                     7,313            $5.92               2
                                     3,250            $7.69               2

David Drummond                      65,000            $7.79               6

Mark Grommesh                        3,250            $5.26               6
                                     9,750            $6.15               3
                                     6,500            $6.54               3

Ernst Morrison                       2,438            $6.15               3


NAME                          NUMBER OF SHARES
                               OF COMMON STOCK     EXERCISE PRICE        PLAN

Les Seibert                          1,625            $5.26               6
                                     4,875            $6.15               3
                                     6,500            $6.54               3

Kurt Schweigert                      1,625            $6.15               3

Chris Lee                              813            $6.15               3

Joe Brougher                           813            $5.26               6
                                     2,438            $6.15               3

Julie Wolf                             488            $5.26               6
                                     1,463            $6.15               3

Edward Oursler                         488            $5.26               6
                                     1,463            $6.15               3

Dennis Frick                           488            $5.26               6
                                     1,463            $6.15               3

DJ Freeman                             325            $5.26               6
                                       975            $6.15               3
                                     1,950            $6.54               3

Arlene Valliquette                     325            $5.26               6
                                       975            $6.15               3

Jo Rhone                               325            $5.26               6
                                       975            $6.15               3

Jeff Logan                          32,500            $5.26               6
                                     7,800            $0.08               2
                                    32,500            $5.92               2

Richard Stoneburner                  6,500            $6.54               2
TOTAL                            1,159,768
                                 =========

--------------------------------------
1 Hugoton Energy Corporation 1993 Nonemployee Directors' Stock Option Plan
2 Hugoton Energy Corporation 1993 Stock Option Plan
3 Hugoton Energy Corporation 1995 Stock Option Plan
4 Hugoton Energy Corporation Nonstatutory Stock Option Agreement dated 11/23/93 and amended 1/12/98
5 Hugoton Energy Corporation Amended and Restated 1993 Nonemployee Directors'
  Stock Option Plan
6 Hugoton Energy Corporation Amended and Restated 1995 Stock Option Plan

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to former employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission by the Company (File No. 1-13726) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

        1.   Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

        2. Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and

        3. Current Reports on Form 8-K filed September 9, 1997, October 1, 1997, October 31, 1997, November 5, 1997, November 6, 1997,
             November 20, 1997, December 11, 1997, December 24, 1997, January 15, 1998, January 26, 1998, February 5, 1998, February 13, 1998,
             March 5, 1998 (four reports), March 20, 1998 and March 23, 1998.

        All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The General Corporation Act of Oklahoma provides for indemnification of each of the Company's officers and directors against (a) expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company, other than an action by or in the right of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Company brought by reason of his being or having been a director, officer, employee or agent of the Company, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudged liable to the Company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Article VIII of the Company's Certificate of Incorporation provides for indemnification of the Company's director and officers. The Oklahoma General Corporation Act also permits the Company to purchase and maintain insurance on behalf of the Company's directors and officers against any liability arising out of their status as such, whether or not the Company would have the power to indemnify them against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933 (the "Securities Act").

        The Company has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, the Company will pay on behalf of the indemnitee, and his executors, administrators and heirs, any amount which he is or becomes legally obligated to pay because of (i) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of the Company or an affiliate or (ii) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of the Company or an affiliate or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which the Company will be obligated to make hereunder shall include, inter alia, damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds. The Company also provides liability insurance for each of its directors and executive officers.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


Exhibit
Number                        Description of Exhibits
-------                       -----------------------
3.1      Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Company's quarterly report on Form 10-Q for the quarter ended December 31, 1996).

3.2      Amendment to Certificate of Incorporation of the Company filed December
         17, 1997.*

3.3 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to Company's Registration Statement on Form 8-B (No. 001-137260)).

4.1 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and
         Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 7 7/8% Senior Notes due 2004. Incorporated herein by reference to Exhibit No. 4.1 to Registrant's Registration Statement on Form S-4 (No.
         333-24995).

4.2 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and
         Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 8 1/2% Senior Notes due 2012. Incorporated herein by reference to Exhibit No. 4.3 to Registrant's Registration Statement on Form S-4 (No.
         333-24995).

4.3      Indenture dated as of May 15, 1995 among Chesapeake Energy
         Corporation, its subsidiaries signatory thereto as Subsidiary
         Guarantors and United States Trust Company of New York, as Trustee.
         Incorporated herein by reference to Exhibit No. 4.3 to Registrant's
         Registration Statement on Form S-4 (No. 33-93718).

4.4      Indenture dated as of April 1, 1996 among Chesapeake Energy
         Corporation, its subsidiaries signatory thereto as Subsidiary
         Guarantors and United States Trust Company of New York, as Trustee.
         Incorporated herein by reference to Exhibit No. 4.6 to Registrant's
         Registration Statement on Form S-3 (No. 333-1588).

4.5      Stock Registration Agreement dated May 21, 1992 between Chesapeake
         Energy Corporation and various lenders, as amended by First Amendment thereto dated May 26, 1992. Incorporated herein by reference to Exhibits 10.26.1 and 10.26.2 to Registrant's Registration Statement on
         Form S-1 (No. 33-55600).

5.1 Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities to be registered.*

23.1     Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
         Exhibit 5.1 hereto).

23.2     Consent of Coopers & Lybrand L.L.P.*

23.3     Consent of Price Waterhouse LLP.*

23.4     Consent of Williamson Petroleum Consultants, Inc.*

24.1     Power of Attorney (included in the signature pages of the Registration
         Statement on Form S-4).

99.1     Hugoton Energy Corporation 1993 Stock Option Plan.*

99.2     Hugoton Energy Corporation Amended and Restated 1993 Nonemployee
         Directors' Stock Option Plan.*

99.3     W. Mark Womble Incentive Stock Option Agreement.*

99.4     John T. McNabb, II Nonstatutory Stock Option Agreement.*

99.5     David S. Elkouri Nonstatutory Stock Option Agreement.*

99.6     Hugoton Energy Corporation Amended and Restated 1995 Stock Option
         Plan.*

-------------------------
* Filed herewith


Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on March 24, 1998.

                                          CHESAPEAKE ENERGY CORPORATION


                                          By:   /s/ Aubrey K. McClendon
                                             -----------------------------------
                                                    Aubrey K. McClendon
                                                   Chairman of the Board
                                                 and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on March 24, 1998.


Name                       Title

 /s/ Aubrey K. McClendon   Chairman of the Board of Directors, Chief Executive
-------------------------- Officer and Director (Principal Executive Officer)
     Aubrey K. McClendon

            *              President, Chief Operating Officer
-------------------------- and Director (Principal Executive Officer)
       Tom L. Ward

 /s/ Marcus C. Rowland     Senior Vice President-Finance and
-------------------------- Chief Financial Officer (Principal Financial Officer)
     Marcus C. Rowland

            *              Controller (Principal Accounting Officer)
--------------------------
     Ronald A. Lefaive

            *              Director
--------------------------
    Edgar F. Heizer, Jr.

            *              Director
--------------------------
      Breene M. Kerr

            *              Director
--------------------------
     Shannon T. Self

            *              Director
--------------------------
  Frederick B. Whittemore

            *              Director
--------------------------
     Walter C. Wilson


*Marcus C. Rowland, by signing his name hereto, signs this document on behalf of each of the persons indicated above pursuant to the powers of attorney duly executed by such persons and set forth on the signature page of the Registration Statement filed with the Securities and Exchange Commission on February 11, 1998.


                                          By:       /s/ Marcus C. Rowland
                                             -----------------------------------
                                             Marcus C. Rowland, attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit
Number                        Description of Exhibits
-------                       -----------------------
3.1      Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Company's quarterly report on Form 10-Q for the quarter ended December 31, 1996).

3.2      Amendment to Certificate of Incorporation of the Company filed December
         17, 1997.*

3.3 Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to Company's Registration Statement on Form 8-B (No. 001-137260)).

4.1 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and
         Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 7 7/8% Senior Notes due 2004. Incorporated herein by reference to Exhibit No. 4.1 to Registrant's Registration Statement on Form S-4 (No.
         333-24995).

4.2 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and
         Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 8 1/2% Senior Notes due 2012. Incorporated herein by reference to Exhibit No. 4.3 to Registrant's Registration Statement on Form S-4 (No.
         333-24995).

4.3      Indenture dated as of May 15, 1995 among Chesapeake Energy
         Corporation, its subsidiaries signatory thereto as Subsidiary
         Guarantors and United States Trust Company of New York, as Trustee.
         Incorporated herein by reference to Exhibit No. 4.3 to Registrant's
         Registration Statement on Form S-4 (No. 33-93718).

4.4      Indenture dated as of April 1, 1996 among Chesapeake Energy
         Corporation, its subsidiaries signatory thereto as Subsidiary
         Guarantors and United States Trust Company of New York, as Trustee.
         Incorporated herein by reference to Exhibit No. 4.6 to Registrant's
         Registration Statement on Form S-3 (No. 333-1588).

4.5      Stock Registration Agreement dated May 21, 1992 between Chesapeake
         Energy Corporation and various lenders, as amended by First Amendment thereto dated May 26, 1992. Incorporated herein by reference to Exhibits 10.26.1 and 10.26.2 to Registrant's Registration Statement on
         Form S-1 (No. 33-55600).

5.1 Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities to be registered.*

23.1     Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
         Exhibit 5.1 hereto).

23.2     Consent of Coopers & Lybrand L.L.P.*

23.3     Consent of Price Waterhouse LLP.*

23.4     Consent of Williamson Petroleum Consultants, Inc.*

24.1     Power of Attorney (included in the signature pages of the Registration
         Statement on Form S-4).

99.1     Hugoton Energy Corporation 1993 Stock Option Plan.*

99.2     Hugoton Energy Corporation Amended and Restated 1993 Nonemployee
         Directors' Stock Option Plan.*

99.3     W. Mark Womble Incentive Stock Option Agreement.*

99.4     John T. McNabb, II Nonstatutory Stock Option Agreement.*

99.5     David S. Elkouri Nonstatutory Stock Option Agreement.*

99.6     Hugoton Energy Corporation Amended and Restated 1995 Stock Option
         Plan.*

-------------------------
* Filed herewith

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